Exhibit 10.1

AMENDMENT NUMBER 6

TO THE

WILLBROS GROUP, INC.

AMENDED AND RESTATED

2006 DIRECTOR RESTRICTED STOCK PLAN

1. Purposes. The purposes of this Amendment are to amend the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as subsequently amended by Amendments Number 1 through 5 (as amended, the “Plan”), to provide that an Initial Award to an Eligible Director shall be prorated based on the number of days to be served by such Eligible Director prior to such Eligible Director’s receipt of his or her first Annual Award and to increase the amount of the Initial Award. Terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Plan.

2. Amendment. Section 6(a) of the Plan shall be amended to read in its entirety as follows:

“(a) Initial Award. On the Initial Award Date, an Eligible Director shall be awarded that number of Shares of Restricted Stock or RSRs determined by (i) dividing $75,000 by the Fair Market Value on the date of the Award, or if such day is not a trading day on the NYSE, on the immediately preceding trading day, and (ii) multiplying the quotient calculated per (i) by a fraction the denominator of which is 365 and the numerator of which is the number of days from and including the Initial Award Date until and including the day before the Eligible Director is awarded his or her first Annual Award. Notwithstanding the foregoing sentence, no Initial Award shall be granted to an Eligible Director who is first elected to the Board at the Annual Meeting. The number of Shares or RSRs so determined shall be rounded to the nearest number of whole Shares or RSRs (subject to adjustment as provided in Section 9). Except as otherwise provided herein, the Shares or RSRs subject to an Initial Award shall vest on the first anniversary of the date of the Award.”

3. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

4. Effective Date. This Amendment shall take effect and be adopted as of August 23, 2012.

Executed as of August 23, 2012.

WILLBROS GROUP, INC.
ATTEST:

/s/ Lori Pinder	By:	/s/ Robert R. Harl
Lori Pinder		Robert R. Harl
Secretary		President and Chief Executive Officer

Approved by the Board of Directors as of August 23, 2012.